CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Fixed Income Trust:


We consent to the use of our report dated August 6, 1999 for Evergreen Capital Preservation and Income Fund, Evergreen Intermediate Term Bond Fund and Evergreen Short-Intermediate Bond Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                             /s/ KPMG LLP
                                             KPMG LLP


Boston, Massachusetts
October 28, 1999